PROMISSORY NOTE

Issue Date: April 3, 2018

Principal Amount: $1,000,000

FOR VALUE RECEIVED, COINTRACKING, LLC, a Nevada limited liability company (the “Borrower”), promises to pay to COINTRACKING, GmbH, a private limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of the Federal Republic of Germany, registered with the commercial register of the Local Court of Munich under number HRB 238142 (the “Lender”), the principal amount of $1,000,000 plus all accrued unpaid interest, as set forth below. This Note is being issued pursuant to that certain Loan Agreement, dated as of April 3, 2018, by and between the Borrower and Lender (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

1.       Disbursements. Subject to capital maintenance rules under statutory German law, Lender agrees to disburse funds to, or as directed by, the Borrower pursuant to this Note at the time or times, and in the amounts, as shall be requested by the Borrower, from time to time, in writing.

2.       Payments.

a.       Principal Amount. The Principal Amount shall be due and payable on the earlier to occur of (i) the second anniversary of the Issue Date (the “Maturity Date”), or (ii) at such earlier date as declared due and payable by Lender upon the occurrence of an Event of Default.

b.       Interest. Interest on the Principal Amount of this Note shall accrue from the Issue Date at the rate which is defined in the Loan Agreement between the Borrower and the Lender (the “Interest Rate”). Such interest shall be payable quarterly in arrears (i) on each three-month anniversary of the Issue Date until the payment in full of the Principal Amount of this Note, or (ii) at such earlier date as declared due and payable by Lender upon the occurrence of an Event of Default.

c.        Payments. All payments for amounts due under this Note shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to a bank account designated by Lender, and all payments shall be applied first to the Interest Amount (as defined below) and thereafter to the Principal Amount.

3.       Events of Default. If an Event of Default, as specified in Section 9.01 of the Loan Agreement, shall occur and be continuing or shall exist, Lender shall be under no further obligation to make Loan Advances under the Loan Agreement and may declare the unpaid Principal Amount of this Note plus any Interest accrued thereon, and all other amounts owing by the Borrower hereunder to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, an action therefor shall immediately accrue and Lender shall have the right to exercise any or all remedies available under applicable law; provided, however, that the Borrower shall have ten (10) Business Days from the date due to cure any monetary default, and thirty (30) Business Days after the occurrence of any nonmonetary default to cure such default, provided that Lender shall give notice to the Borrower of any nonmonetary default.

4.       Voluntary Prepayment. This Note may be prepaid in whole or in part at any time, in the Borrower’s sole discretion, without premium or penalty.

5.       Amendment and Waiver. The Borrower and its successors and assigns hereby waive presentment, demand, protest and notice thereof, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by the Payee or any delay or failure by the Payee to exercise any rights under this Note.

6.       Notices. All notices, requests, demands and other communications pursuant to this Note shall be made or given in accordance with Section 10.05 of the Loan Agreement.

7.       Binding Effect and Assignability. This Note shall be binding on, and it shall inure to the benefit of, the parties to it, and their respective permitted assignees, transferees and successors. This Note shall not be assigned by the Borrower or Lender without the prior written consent of the other party hereto.

8.       Governing Law. This Note shall be governed by and construed under the laws of the State of Nevada without regard to choice of law principles.

9.       Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

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SIGNATURES TO APPEAR ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

BORROWER:

COINTRACKING, LLC, a Nevada limited liability company

By:
Name:	Michael Poutre
Title:	Chief Executive Officer

Acknowledged and Agreed:

LENDER:

COINTRACKING GmbH, a private limited liabilty company

(Gesellschaft mit beschränkter Haftung) organized under the

laws of the Federal Republic of Germany

By:
Name:	Dario Kachel
Title:	Managing Director

OBLIGOR:

THE CRYPTO COMPANY,

a Nevada corporation

By:
Name:	Michael Poutre
Title:	Chief Executive Officer